UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 2004

KNBT Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (618) 861-5100

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                As previously disclosed, on December 8, 2004, KNBT Bancorp, Inc., a Pennsylvania corporation (“KNBT”), entered into an Agreement and Plan of Merger dated December 8, 2004 (the “Merger Agreement”) with Northeast Pennsylvania Financial Corp., a Delaware corporation (“NEPF”), which sets forth the terms and conditions under which NEPF will merge with and into KNBT (the “Merger”).

                In addition, each director of NEPF entered into a Shareholder Agreement with KNBT (the “Shareholder Agreement”), pursuant to which each such person agreed, among other things, to vote his or her shares of NEPF Common Stock in favor of the Merger Agreement at a meeting of shareholders of NEPF to be called to consider and approve the Merger Agreement.

                This amendment to KNBT’s previously filed Form 8-K, dated as of December 8, 2004, is being filed solely to file the Merger Agreement and form of Shareholders Agreement as exhibits hereto.

                For additional information, reference is made to the Merger Agreement and form of Shareholders Agreement, which are included as Exhibit 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

                (a)           Not applicable.

                (b)           Not applicable.

                (c)           The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 8, 2004, by and between KNBT Bancorp, Inc. and Northeast Pennsylvania Financial Corp.
10.1	Form of Shareholder Agreement between KNBT Bancorp, Inc. and the directors of Northeast Pennsylvania Financial Corp.
99.1	Press Release, dated December 9, 2004*
99.2	Investor Presentation*

* Previously filed.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.

	By:	/s/ SCOTT V. FAINOR
Name: Scott V. Fainor
Title: President and Chief Executive Officer

Date: December 14, 2004